UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EUROCAN HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Nevada	20-3937596
(State of Incorporation)	(I.R.S. Employer Identification No.)

1 Union Square West, Suite 610, New York, NY	10003
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-177918

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.0001

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant, as set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (File No. 333-177918), is incorporated by reference into this registration statement.

Item 2.  Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation, Eurocan Holdings Ltd. (1)
3.2	Amended and Restated Bylaws, Eurocan Holdings Ltd. (1)

(1) Incorporated by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-177918) filed November 14, 2011.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EUROCAN HOLDINGS LTD.

Date: May 22, 2013	By:	/s/ Michael Williams
	Name:	Michael Williams
	Title:	Chief Executive Officer, President, Chief Financial Officer and Principal Accounting Officer